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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                March 29, 2000

               Date of Report (Date of earliest event reported)


                            MICRON TECHNOLOGY, INC.

            (Exact name of registrant as specified in its charter)



          DELAWARE                   001-10658                  75-1618004
 ---------------------------        -----------              ----------------
(State or other jurisdiction        (Commission              (I.R.S. Employer
     of incorporation)              File Number)            Identification No.)


                            8000 SOUTH FEDERAL WAY
                            BOISE, IDAHO 83716-9632

                   (Address of principal executive offices)


                                (208) 368-4000

             (Registrant's telephone number, including area code)
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Item 5.   Other Events

     See the following press release, dated March 29, 2000, announcing the approval by the Company's Board of Directors of a 2 for 1 split in the Company's common stock effected in the form of a stock dividend for shareholders of record on April 18, 2000:


FOR IMMEDIATE RELEASE

Contact:  Grant Jones
          Micron Technology, Inc.
          (208) 368-4400
          Web Site URL (http://www.micron.com)
                        ---------------------
          Fax-on-demand: (800) 239-0337


                MICRON TECHNOLOGY, INC., ANNOUNCES STOCK SPLIT

     Boise, Idaho, March 29, 2000 - Micron Technology, Inc., today announced that the Board of Directors has approved a 2-for-1 stock split effected in the form of a stock dividend for shareholders of record on April 18, 2000. For every one share of the Company's common stock held on the record date, the holder will receive one additional share. The additional shares resulting from the split will be distributed on May 1, 2000.

     Micron Technology, Inc., and its subsidiaries manufacture and market DRAMs, very fast SRAMs, Flash, other semiconductor components, memory modules, and personal computer systems. Micron's common stock is traded on the New York Stock Exchange (NYSE) under the symbol MU. To learn more about Micron Technology, Inc., visit its web site at www.micron.com.

                                     # # #


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MICRON TECHNOLOGY, INC.


Date: April 3, 2000                     /s/ Wilbur G. Stover, Jr.
                                        -----------------------------

                                        Wilbur G. Stover, Jr.
                                        Vice President of Finance and
                                        Chief Financial Officer

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